UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 8, 2021

NEUROMETRIX, INC.
(Exact name of registrant as specified in charter)

Delaware	001-33351	04-3308180
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4B Gill Street, Woburn, Massachusetts	01801
(Address of principal executive offices)	(Zip Code)

(781) 890-9989
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, $0.0001 par value per share	NURO	The Nasdaq Stock Market LLC
Preferred Stock Purchase Rights

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.03. Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On December 8, 2021, the Board of Directors of NeuroMetrix, Inc. (the “Company”) approved an amendment to the Company’s amended and restated bylaws (the “Bylaws”), which became effective immediately. The amendment amends and restates Section 5 of Article I of the Bylaws to reduce the quorum requirement for meetings of the stockholders of the Company from a majority of the issued and outstanding shares of the common stock of the Company to one-third of the issued and outstanding shares of stock of the Company entitled to vote at such meeting.
The foregoing summary of the amendment to the Bylaws is qualified in its entirety by reference to the full text of the Bylaws as amended, a copy of which is filed as Exhibit 3.1 to this report and is hereby incorporated into this item by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

3.1        Amended and Restated Bylaws of NeuroMetrix, Inc.
104        Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEUROMETRIX, INC.

Date: December 10, 2021    By:    /s/ Thomas T. Higgins
    Thomas T. Higgins
    Senior Vice President, Chief Financial Officer and Treasurer